UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported)

October 12, 2009

RAPTOR NETWORKS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

COLORADO	000-51443	84-1573852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1508 Grand Avenue,
SANTA ANA, CA 92705
(Address of Principal Executive Offices)

714-380-6660
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 12, 2009, one institutional accredited investor (“Investor”) entered into a letter agreement (“Letter Agreement”) with Raptor Networks Technology, Inc. (the “Company”), which Letter Agreement became effective on September 30, 2009.

Pursuant to the terms of the Letter Agreement, with regard to certain cash payments due on September 30, 2009 with respect to two of the Company’s Senior Secured Convertible Notes (the “Notes”), the Investor has agreed to permit the Company to add such payments due to and become a part of the Principal and, accordingly shall bear interest and be repaid as provided in the Notes, in lieu of cash, and as more fully described in the Letter Agreement.

The Letter Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The above descriptions are qualified by reference to the complete text of the letter agreement described.  However, this letter agreement, including without limitation the representations and warranties contained in this letter agreement, is not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to this document and agreement.  Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

    99.1             Letter agreement between Castlerigg Master Investments Ltd. and Raptor Networks Technology, Inc., dated September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2009

RAPTOR NETWORKS TECHNOLOGY, INC.

By: /s/ Bob van Leyen
Name:	Bob van Leyen
Title:	Chief Financial Officer